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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

NETsilicon, Inc.
Waltham, Massachusetts

     We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated June 26, 1998, except as for Notes A, I, J and Q which are as of August 24, 1998 accompanying the financial statements of NETsilicon, Inc. (the 'Company'), as of January 31, 1998 and 1997, and for each of the years then ended and to the reference to us under the heading 'Experts' in the Prospectus which is part of such Registration Statement.

                                          BDO SEIDMAN, LLP

Los Angeles, California
August 26, 1998


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